Exhibit 99.1
3Q 2019 EARNINGS

Contact: Steve Kovzan
Chief Financial Officer
(913) 754-7007
stevek@egov.com

NIC Reports Third Quarter 2019 Results

Company Continues Momentum In Securing Key Contract Renewals and Driving Strong Organic Revenue Growth

OLATHE, Kan. - October 30, 2019 - NIC Inc. (Nasdaq: EGOV), the leading provider of digital government services, announced results for the third quarter of 2019 that ended September 30, 2019, as compared to the third quarter of 2018.

•	Total revenues of $90.4 million, a 4% increase.

•
Operating income of $18.0 million, an 8% decrease, mainly reflecting lower revenues and profitability from the new Texas payment processing contract compared to revenues from the legacy Texas contract.

•	Net income of $14.5 million, a 9% decrease.

•
Diluted earnings per share of 21 cents, a 13% decrease. Diluted earnings per share was positively impacted by 1 cent due to the release of reserves for unrecognized income tax benefits resulting from the expiration of certain statutes of limitations for certain tax years, partially offset by a decrease in the previously estimated research and development tax credit for the 2018 and 2019 tax years upon filing of the Company's 2018 federal tax return during the current quarter. Certain similar discrete items increased earnings per share in the prior year quarter by approximately 2 cents.

•	Adjusted EBITDA of $23.0 million, a 3% decrease.

Additional Financial Highlights:

•	Same state revenues of $73.0 million, a 12% increase.

•	Same state transaction-based revenues from Interactive Government Services (IGS) increased 17%.

•	Same state transaction-based revenues from Driver History Records (DHR) increased 2%.

•	Same state revenues from other services (development services & fixed fee management services) increased 9%.

•
Revenues from the Company's operations in the state of Texas and Illinois were excluded from same state revenues in the current quarter because they did not generate comparable revenues for two full comparable periods.

•
State enterprise revenues in the third quarter of 2019 included $7.8 million from the new Texas payment processing contract compared to $2.0 million in the prior year quarter. The prior year quarter also included $13.3 million in state enterprise revenues from the legacy Texas contract.

•
Software & Services revenues of $9.3 million, a 51% increase, driven mainly by the new federal Recreation.gov service, which launched on October 1, 2018, as well as higher transaction-based revenues from the federal Pre-Employment Screening Program, in addition to revenues from the recently-acquired RxGov® and NIC Licensing Solutions businesses.

•
On October 28, 2019, the Company’s Board of Directors declared a regular quarterly cash dividend of 8 cents per share, payable to stockholders of record as of December 4, 2019. The dividend, which is expected to total approximately $5.4 million based on the current number of shares outstanding, will be paid on December 18, 2019 out of the Company’s available cash.

“This is an exciting time for everyone at NIC. The momentum we have with regard to the renewals of our long-term government partnerships speaks to the excellent work of NIC's teams and their commitment to our state partners,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “We believe the strength in organic growth and the increasing contribution of our vertical solutions show that we are just beginning to hit our stride.”

Operational Highlights:
Several of the Company’s long-term government partners recently extended their relationships with the Company:

•
Following a competitive rebid process, the state of Vermont selected the Company as its state digital government services provider. The three-year contract with the state includes one three-year renewal term, which can be exercised at the state's option, for a possible total of six years.

•	The Company signed a new two-year contract with the state of Idaho, which includes one two-year renewal term, which can be exercised at the state's option, for a possible total of four years.

•	The Company signed a new one-year contract with the state of Maryland, which includes a one-year renewal term, which can be exercised at the state's option, for a possible total of two years.

As previously announced, after a competitive bid process, the Commonwealth of Virginia awarded the Company a new enterprise services contract to provide state digital government solutions. The multi-vendor award is for five years and includes three one-year renewal terms, which can be exercised at the state's option for a possible total of eight years.

Third Quarter Earnings Call and Webcast Details
On October 30, 2019, the Company will host a call to discuss its 2019 third quarter financial and operational results and to answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Wednesday, October 30, 2019 at 4:30 p.m. (EDT)

Call bridge:     800-353-6461 (U.S. callers) or 334-323-0501 (international callers)
Conference ID:     9605573
Call leaders:     Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at http://www.egov.com/investor-relations

A replay of NIC’s third quarter earnings call will be available by visiting http://www.egov.com/investor-relations.

About NIC
NIC Inc. (Nasdaq: EGOV) launched the digital government industry in 1992, and continues to lead it, providing a secure payment platform and thousands of digital government solutions across a network of more than 6,000 federal, state, and local government agencies. In addition, NIC is a leading provider of outdoor recreation solutions, with 1 out of 6 hunting and fishing licenses in the United States sold using an NIC service. The Company launched the nation's first personal assistant for government and comprehensive mobile device platform, Gov2Go®, as well as the innovative, data-driven prescription drug monitoring platform, RxGov®. More information is available at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. We believe the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate our core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements often address the Company’s potential financial performance for the 2019 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts – in whole or in part, and to sign contracts with new federal, state, and local government agencies, the impact of potential information technology, cybersecurity or data security breaches or incidents, and the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled "Risk Factors" and Cautions About Forward-Looking Statements" of the Company’s most recent Forms 10-K and 10-Q filed with the SEC. These filings are available at the SEC's website at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
State enterprise revenues	$81,084	$80,884	$241,169	$248,230
Software & services revenues	9,301	6,144	25,963	18,021
Total revenues	90,385	87,028	267,132	266,251
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	50,408	48,224	151,340	148,577
Software & services cost of revenues, exclusive of depreciation & amortization	3,586	2,226	9,635	6,689
Selling & administrative	8,153	8,514	26,473	24,285
Enterprise technology & product support	6,743	6,176	19,933	17,559
Depreciation & amortization	3,524	2,441	9,075	6,651
Total operating expenses	72,414	67,581	216,456	203,761
Operating income	17,971	19,447	50,676	62,490
Other income:
Interest income	729	153	1,910	212
Income before income taxes	18,700	19,600	52,586	62,702
Income tax provision	4,190	3,698	12,113	14,280
Net income	$14,510	$15,902	$40,473	$48,422

Basic net income per share	$0.21	$0.24	$0.60	$0.72
Diluted net income per share	$0.21	$0.24	$0.60	$0.72
Weighted average shares outstanding:
Basic	66,960	66,562	66,858	66,476
Diluted	66,960	66,598	66,858	66,507

Key financial metrics:
Total revenue growth	4%	3%	—%	5%
Recurring revenues as a % of total revenues	97%	97%	97%	97%
State enterprise revenue growth	—%	6%	(3)%	7%
Same state revenue growth	12%	9%	11%	9%
Gross profit % - state enterprise	38%	40%	37%	40%
Software & services revenue growth	51%	(24)%	44%	(10)%
Gross profit % - software & services	61%	64%	63%	63%
Selling & administrative as a % of total revenues	9%	10%	10%	9%
Enterprise technology & product support as a % of total revenues	7%	7%	7%	7%
Operating income as a % of total revenue ("operating margin")	20%	22%	19%	23%
State enterprise revenue analysis:
IGS	$54,308	$51,085	$160,015	$156,463
DHR	23,076	25,555	70,158	79,439
Development services	2,462	3,006	7,283	8,615
Fixed-fee management services	1,238	1,238	3,713	3,713
Total state enterprise revenues	$81,084	$80,884	$241,169	$248,230

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$209,277	$191,700
Trade accounts receivable, net	106,081	80,904
Prepaid expenses & other current assets	12,972	13,730
Total current assets	328,330	286,334
Property and equipment, net	10,506	10,256
Right of use lease assets, net	11,667	—
Intangible assets, net	22,844	13,604
Goodwill	5,965	—
Other assets	355	332
Total assets	$379,667	$310,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,792	$60,092
Accrued expenses	25,706	24,150
Lease liabilities	3,996	—
Other current liabilities	7,856	4,883
Total current liabilities	122,350	89,125

Deferred income taxes, net	2,245	781
Lease liabilities	8,062	—
Other long-term liabilities	7,099	8,931
Total liabilities	139,756	98,837

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 66,961 and 66,569 shares issued and outstanding	7	7
Additional paid-in capital	121,706	117,763
Retained earnings	118,198	93,919
Total stockholders' equity	239,911	211,689
Total liabilities and stockholders' equity	$379,667	$310,526

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)
(Unaudited)

	September 30, 2019
	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance, January 1, 2019	66,569	$7	$117,763	$93,919	$211,689
Net income	—	—	—	11,502	11,502
Dividends declared	—	—	—	(5,402)	(5,402)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	27	(27)	—
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	—	—	(122)	122	—
Restricted stock vestings	364	—	—	—	—
Shares surrendered and canceled upon vesting of restricted stock to satisfy tax withholdings	(153)	—	(2,609)	—	(2,609)
Stock-based compensation	—	—	2,272	—	2,272
Shares issuable in lieu of dividend payments on unvested performance-based restricted stock awards	3	—	—	—	—
Issuance of common stock under employee stock purchase plan	128	—	1,443	—	1,443
Balance, March 31, 2019	66,911	7	118,774	100,114	218,895
Net income	—	—	—	14,460	14,460
Dividends declared	—	—	—	(5,416)	(5,416)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	27	(27)	—
Restricted stock vestings	47	—	—	—	—
Shares surrendered and canceled upon vesting of restricted stock to satisfy tax withholdings	(2)	—	(28)	—	(28)
Stock-based compensation	—	—	1,431	—	1,431
Balance, June 30, 2019	66,956	7	120,204	109,131	229,342
Net income	—	—	—	14,510	14,510
Dividends declared	—	—	—	(5,416)	(5,416)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	27	(27)	—
Restricted stock vestings	8	—	—	—	—
Shares surrendered and canceled upon vesting of restricted stock to satisfy tax withholdings	(3)	—	(49)	—	(49)
Stock-based compensation	—	—	1,524	—	1,524
Balance, September 30, 2019	66,961	$7	$121,706	$118,198	$239,911

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)
(Unaudited)

	September 30, 2018
	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance, January 1, 2018	66,271	$7	$111,275	$56,960	$168,242
Cumulative effect of adoption of new accounting standard	—	—	—	208	208
Net income	—	—	—	15,508	15,508
Dividends declared	—	—	—	(5,370)	(5,370)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	34	(34)	—
Dividend equivalents canceled upon forfeiture of performance-based restricted stock awards	—	—	(140)	140	—
Restricted stock vestings	202	—	—	—	—
Shares surrendered and canceled upon vesting of restricted stock to satisfy tax withholdings	(81)	—	(1,132)	—	(1,132)
Stock-based compensation	—	—	1,511	—	1,511
Issuance of common stock under employee stock purchase plan	122	—	1,382	—	1,382
Balance, March 31, 2018	66,514	7	112,930	67,412	180,349
Net income	—	—	—	17,011	17,011
Dividends declared	—	—	—	(5,385)	(5,385)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	33	(33)	—
Restricted stock vestings	44	—	—	—	—
Shares surrendered and canceled upon vesting of restricted stock to satisfy tax withholdings	(2)	—	(32)	—	(32)
Stock-based compensation	—	—	1,576	—	1,576
Balance, June 30, 2018	66,556	7	114,507	79,005	193,519
Net income	—	—	—	15,902	15,902
Dividends declared	—	—	—	(5,383)	(5,383)
Restricted stock vestings	14	—	—	—	—
Shares surrendered and canceled upon vesting of restricted stock to satisfy tax withholdings	(3)	—	(43)	—	(43)
Stock-based compensation	—	—	1,877	—	1,877
Balance, September 30, 2018	66,567	$7	$116,341	$89,524	$205,872

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$40,473	$48,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	9,075	6,651
Stock-based compensation expense	5,227	4,965
Deferred income taxes	1,464	1,043
Provision for losses on accounts receivable	409	350
Changes in operating assets and liabilities:
Trade accounts receivable, net	(25,135)	4,688
Prepaid expenses & other current assets	761	(1,018)
Other assets	3,333	226
Accounts payable	24,700	(12,983)
Accrued expenses	1,554	(3,032)
Other current liabilities	2,052	92
Other long-term liabilities	(5,211)	151
Net cash provided by operating activities	58,702	49,555

Cash flows from investing activities:
Purchases of property and equipment	(3,483)	(4,000)
Business combination	(10,000)	—
Asset acquisition	(3,486)	(3,555)
Capitalized software development costs	(6,679)	(5,783)
Net cash used in investing activities	(23,648)	(13,338)

Cash flows from financing activities:
Cash dividends on common stock	(16,234)	(16,138)
Proceeds from employee common stock purchases	1,443	1,382
Tax withholdings related to stock-based compensation awards	(2,686)	(1,209)
Net cash used in financing activities	(17,477)	(15,965)

Net increase in cash	17,577	20,252
Cash, beginning of period	191,700	160,777
Cash, end of period	209,277	181,029

Other cash flow information:
Non-cash investing activities:
Contingent consideration - business combination	$960	$—
Cash payments:
Income taxes paid, net	$12,283	$13,206

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA	2019	2018	2019	2018
Net income	$14,510	$15,902	$40,473	$48,422
Add: Income tax expense	4,190	3,698	12,113	14,280
Less: Interest income	729	153	1,910	212
Operating income	17,971	19,447	50,676	62,490
Add: Depreciation & amortization expense	3,524	2,441	9,075	6,651
Add: Stock-based compensation expense, inclusive of executive severance (1)	1,524	1,877	5,227	4,965
Add: Executive severance payments (1)	—	—	1,526	—
Adjusted EBITDA	$23,019	$23,765	$66,504	$74,106

Total Revenues	$90,385	$87,028	$267,132	$266,251

Net income as a % of total revenues ("net profit margin")	16%	18%	15%	18%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	25%	27%	25%	28%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$370	$361	$1,127	$1,166
Software & services cost of revenues, exclusive of depreciation & amortization	19	36	75	112
Selling & administrative	951	1,324	3,523	3,183
Enterprise technology & product support	184	156	502	504
Stock-based compensation expense	$1,524	$1,877	$5,227	$4,965

(1)
Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the nine months ended September 30, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.